Exhibit 99.1

Celularity Receives Fast Track Designation from U.S. FDA for its NK Cell Therapy CYNK-001 in Development for the Treatment of AML

FLORHAM PARK, N.J., – December 27, 2021 — Celularity Inc. (Nasdaq: CELU) (“Celularity”), a clinical-stage biotechnology company developing placental-derived allogeneic cell therapies, today announced the U.S. Food and Drug Administration (FDA) has granted Fast Track Designation for its non-genetically modified cryopreserved human placental hematopoietic stem cell-derived natural killer (NK) cell therapy, CYNK-001, in development for the treatment of acute myeloid leukemia (AML).

“The majority of patients with AML continue to have poor long-term outcomes, particularly those who suffer relapse or have measurable residual disease, necessitating development of novel therapies, including CYNK-001,” said Andrew Pecora, M.D., President of Celularity. Robert Hariri, M.D., Ph.D., Founder, Chairperson and Chief Executive Officer of Celularity added, “We believe that the unique properties of our cell source, including the ability to proliferate and maintain activity, could be the key to improving response rates and durability for patients. We are pleased to receive this fast-track designation from the FDA for AML supporting continued development of our placental-derived NK cell platform. CYNK-001 previously received orphan drug designation for malignant gliomas and fast track designation for glioblastoma multiforme.”

About Fast Track Designation

Fast Track Designation is an FDA process designed to facilitate the development and expedite the review of new drugs that are intended to treat a serious condition and have the potential to address unmet medical needs. The purpose of Fast Track designation is to expedite the process of getting important new drugs to patients. The designation may offer frequent interactions with the FDA review team on the product’s development and the product may be eligible for rolling review and priority review if certain criteria are met.

About CYNK-001

Celularity’s lead therapeutic program based on its placental-derived unmodified NK cell type is CYNK-001, an allogeneic unmodified NK cell being developed as a treatment for hematologic malignancies, solid tumors, and infectious diseases. CYNK-001 is a cryopreserved allogeneic off-the-shelf cell therapy enriched for CD56+/CD3- NK cells expanded from human placental CD34+ cells. The safety and efficacy of CYNK-001 have not been established, and CYNK-001 has not been approved for any use by the U.S. Food and Drug Administration or any other analogous regulatory authority.

About Celularity

Celularity Inc. (Nasdaq: CELU) headquartered in Florham Park, N.J., is a clinical stage biotechnology company leading the next evolution in cellular medicine by developing allogeneic cryopreserved off-the-shelf placental-derived cell therapies, including therapeutic programs using unmodified natural killer (NK) cells, genetically modified NK cells, T-cells engineered with a CAR (CAR T-cells), and mesenchymal-like adherent stromal cells (ASCs). These therapeutic programs target indications in cancer, infectious and degenerative diseases. In addition, Celularity develops and manufactures innovative biomaterials also derived from the postpartum placenta. Celularity believes that by harnessing the placenta’s unique biology and ready availability, it can develop therapeutic solutions that address significant unmet global needs for effective, accessible, and affordable therapies.

To learn more, visit celularity.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as well as within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. The forward-looking statements in this press release include, statements regarding the ability to improve response rates and durability, and other statements regarding the development of CYNK-001, and Celularity’s ability to develop effective, accessible and affordable therapies, among others. Many factors could cause actual results to differ materially from those described in these forward-looking statements, including but not limited to: the inherent risks in biotechnological development, including with respect to the development of novel cellular therapies, and the clinical trial and regulatory approval process; and risks associated with developments relating to Celularity’s competitors and industry, along with those risk factors set forth under the caption “Risk Factors” in Celularity’s proxy statement/prospectus filed with the Securities and Exchange Commission (SEC) on August 12, 2021 and other filings with the SEC. These risks and uncertainties may be amplified by the COVID- 19 pandemic. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Celularity does not presently know, or that Celularity currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, these forward-looking statements reflect Celularity’s current expectations, plans, or forecasts of future events and views as of the date of this communication. Subsequent events and developments could cause assessments to change. Accordingly, forward-looking statements should not be relied upon as representing Celularity’s views as of any subsequent date, and Celularity undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Celularity Investor Contacts:

Carlos Ramirez SVP, Investor Relations

Celularity Inc.

carlos.ramirez@celularity.com

Celularity Media Contact

Jason Braco, Ph.D.

LifeSci Communications

jbraco@lifescicomms.com